Exhibit 99.1

Harris Corporation Reports Fiscal 2016 Fourth Quarter
and Full Fiscal Year Results

4Q16 EPS from continuing operations - $1.29 GAAP; $1.45 non-GAAP
FY16 EPS from continuing operations - $2.75 GAAP; $5.70 non-GAAP
Achieved FY16 synergy target of $85 million
Generated strong FY16 cash flow: $924 million net cash provided by operating activities;
$772 million free cash flow
Initiated FY17 EPS guidance - $5.53 - $5.73 GAAP; $5.70 - $5.90 non-GAAP

MELBOURNE, Florida, August 2, 2016 - Harris Corporation (NYSE:HRS) reported revenue in the fourth quarter of fiscal 2016 of $1.90 billion compared with $1.53 billion in the prior year. GAAP income from continuing operations was $162 million, or $1.29 per diluted share, and non-GAAP income from continuing operations was $183 million, or $1.45 per diluted share, excluding acquisition-related costs and restructuring and other charges. In the prior year quarter, GAAP loss from continuing operations was $56 million, or $0.51 per diluted share, and non-GAAP income from continuing operations was $148 million, or $1.32 per diluted share, excluding acquisition-related costs and restructuring and other charges.

For full fiscal year 2016, revenue was $7.47 billion, compared with $5.08 billion in the prior year. GAAP income from continuing operations was $345 million, or $2.75 per diluted share, and non-GAAP income from continuing operations was $715 million, or $5.70 per diluted share, excluding acquisition-related items, asset impairments and restructuring and other charges. In the prior year, GAAP income from continuing operations was $334 million, or $3.11 per diluted share, and non-GAAP income from continuing operations was $551 million, or $5.14 per diluted share, excluding acquisition-related costs and restructuring and other charges. Fiscal 2016 orders were $7.51 billion, bringing book-to-bill for the year to greater than one. Net cash provided by operating activities was $924 million and free cash flow was $772 million. Fourth quarter and full fiscal year 2015 results included results of Exelis operations only for the partial period following the May 29, 2015 acquisition closing date. A reconciliation of GAAP to non-GAAP financial measures is provided in the tables.

“Our results reflect our continued success in integrating Exelis and achieving our targets for synergy savings and earnings accretion,” said William M. Brown, chairman, president and chief executive officer. “We delivered on our earnings goals and ended the year with a book-to-bill of greater than one. This performance demonstrates the benefits of the Exelis acquisition, which has added scale, technology, and greater operating resilience against the backdrop of lower tactical revenue. Our company-wide operational excellence initiatives continued to lower costs, drive strong cash flow and improve execution and customer satisfaction. We also met our fiscal 2016 deleveraging goals and continued to reshape our portfolio with the April sale of Aerostructures.”

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HARRIS CORPORATION

"Combining the capabilities of Harris and Exelis enables our company to address the most compelling opportunities in the marketplace,” Brown continued. “While we continue to face top-line pressure in certain markets in fiscal 2017, the long-term trends driving demand are positive. We will capitalize on these opportunities through commitment to innovation and creation of product and systems-based solutions that leverage extensive capabilities across our businesses. In the near-term, we expect the synergies we are achieving through the Exelis transaction, as well as our focus on operational excellence, to continue to positively impact our results. Overall, we are committed to driving sustainable long-term growth and creating significant value for our shareholders."

Communication Systems
Communication Systems segment revenue in the fourth quarter was $436 million. Segment operating income was $117 million, and non-GAAP operating income was $120 million, excluding restructuring and other charges.
Harris was awarded two, 5-year single-award follow-on IDIQs from U.S. Army Communications-Electronics Command (CECOM) for $1.77 billion and $405 million in support of foreign military sales in the international market.
Space and Intelligence Systems
Space and Intelligence Systems segment revenue in the fourth quarter was $529 million. Segment operating income was $83 million.

Harris was awarded $81 million and $25 million in follow-on contracts with orders of $49 million from the U.S. Air Force in support of U.S. missile warning, missile defense and space surveillance missions under the System Engineering and Sustainment Integrator (SENSOR) program; a 3-year, $38 million contract for Advanced Baseline Imager (ABI) spare modules used for weather monitoring on NOAA’s GOES-R satellite program; and a contract from Airbus for a 12-meter folded rib reflector for the European Space Agency’s Biomass satellite.
Electronic Systems
Electronic Systems segment revenue in the fourth quarter was $381 million. Segment operating income was $70 million, and non-GAAP operating income was $73 million, excluding restructuring and other charges.

Orders included $30 million for Sonobuoy Launching Systems for the U.S. Navy’s P8 antisubmarine aircraft; $27 million from the U.S. Naval Research Laboratory (NRL) for the Advanced Decoy Architecture Project (ADAP) program; $24 million from the U.S. Naval Sea Systems Command (NAVSEA) to upgrade long-range 3-D defense radar systems; and $22 million from the U.S. Air Force for B-1B aircraft electronic warfare self-protection subsystems. Harris was also awarded an 8-year, $96 million ceiling, single-award IDIQ contract from the U.S. Naval Air Systems Command (NAVAIR) to supply precision approach radars (PAR) to the U.S. Navy, Air Force and Army.

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HARRIS CORPORATION

Following the close of the quarter, Harris was awarded a 2-year, $189 million contract from a country in the Middle East to provide an integrated battle management system for their Armed Forces.

Critical Networks
Critical Networks segment revenue in the fourth quarter was $575 million. Segment operating income was $80 million, and non-GAAP operating income was $81 million, excluding restructuring and other charges.

Harris was awarded from the NRL: $21 million in orders to develop prototype systems that improve the electronic warfare capability of naval ships; a 5-year, $245 million ceiling, multi-award follow-on IDIQ to provide engineering and technical services; and a 1-year, $25 million contract to provide technical and engineering support for the design and operation of command and control, electronic warfare, communication and sensing systems related to Free Space Photonics. Harris received from the Defense Information Systems Agency (DISA) two follow-on IDIQs, a 5-year, $137 million multi-award contract and a 5-year, $42 million single-award contract, to provide electromagnetic spectrum capabilities, engineering, and services.

Harris also received a 21-month (1-year base, two options totaling 9 months), $54 million follow-on contract with a $26 million order from the U.S. Customs and Border Protection Agency to improve low-level radar surveillance for the U.S. southern border under the Tethered Aerostat Radar System (TARS) program; and a multi-year contract from Norwegian-based Hurtigruten AS to provide end-to-end satellite communication services for its global fleet of 13 cruise ships.

Guidance
Initial guidance for fiscal 2017 for GAAP income from continuing operations is a range of $5.53 to $5.73 per diluted share and for non-GAAP income from continuing operations is a range of $5.70 to $5.90 per diluted share, excluding integration and other acquisition-related charges. GAAP net income guidance could change as a result of any further restructuring or integration actions. Initial guidance for fiscal 2017 revenue is a range of $7.11 to $7.33 billion.

Harris will host a conference call today, August 2, at 8:30 a.m. Eastern Time (ET) to discuss its fourth quarter fiscal 2016 financial results. The dial-in numbers for the teleconference are (877) 303-9481 (U.S.) and (760) 666-3582 (International), using participant code 54382537. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast and view management’s

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HARRIS CORPORATION

supporting slide presentation at www.harris.com/webcast/quarterly/2016Q4. A recording of the call will be available on the Harris website beginning at approximately 12 p.m. ET on August 2.

About Harris Corporation
Harris Corporation is a leading technology innovator, solving customers’ toughest mission-critical challenges by providing solutions that connect, inform and protect. Harris supports customers in about 100 countries and has approximately $7.5 billion in annual revenue and 21,000 employees worldwide. The Company is organized into four business segments: Communication Systems, Space and Intelligence Systems, Electronic Systems and Critical Networks. Learn more at harris.com.
Non-GAAP Financial Measures
This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission (“SEC”), including income from continuing operations and income from continuing operations per diluted share for the fourth quarter of fiscal 2016, excluding acquisition-related costs and restructuring and other charges; income from continuing operations and income from continuing operations per diluted share for fiscal 2016, excluding acquisition-related items, asset impairments and restructuring and other charges; income from continuing operations and income from continuing operations per diluted share for the fourth quarter of fiscal 2015 and for fiscal 2015, excluding acquisition-related costs and restructuring and other charges; free cash flow for fiscal 2016, excluding cash flow for net capital expenditures; operating income from continuing operations for the Communication Systems, Electronic Systems and Critical Networks segments for the fourth quarter of fiscal 2016, in each case excluding restructuring and other charges; and the guidance range for expected net income per diluted share for fiscal 2017, excluding integration and other acquisition-related charges. A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from charges that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as guides in forecasting, budgeting and long-term planning processes and to measure operating performance for some management compensation purposes. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.
Attachments: Financial statements (8 tables).
Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management's current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings and revenue guidance for fiscal 2017; potential contract opportunities and awards; the potential value of contract awards; and other statements regarding outlook or that are not historical facts. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company's consolidated results, future trends and forward-looking statements could be affected by many factors, risks and uncertainties, including but not limited to: the loss of the company's relationship with the U.S. Government or a change or reduction in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration and cost-cutting initiatives); a security breach, through cyber attack or otherwise, or other significant disruptions of the company's IT networks and systems or those the company operates for customers; the level of returns on defined benefit plan assets and changes in interest rates; risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; changes in estimates used in accounting for the company’s programs; financial and government and regulatory risks relating to international sales and operations; effects of any non-compliance with laws; the continued effects of the general weakness in the global economy and U.S. Government's budget deficits and national debt and sequestration; the company's ability to continue to develop new products that achieve market acceptance; the consequences of uncertain economic conditions and future geo-political events; strategic acquisitions and divestitures and the risks and uncertainties related thereto, including the company's

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HARRIS CORPORATION

ability to manage and integrate acquired businesses (including achieve estimated synergy savings and realize other expected benefits), the actual amount and timing of integration and other acquisition-related items and potential disruption to relationships with employees, suppliers and customers, including the U.S. Government, and to the company's business generally; performance of the company's subcontractors and suppliers; potential claims related to infringement of intellectual property rights or environmental remediation or other contingencies, litigation and legal matters and the ultimate outcome thereof; risks inherent in developing new and complex technologies and/or that may not be covered adequately by insurance or indemnity; changes in the company's effective tax rate; increased indebtedness and significant unfunded pension liability and potential downgrades in the company's credit ratings; unforeseen environmental issues; natural disasters or other disruptions affecting the company's operations; sustained weakness or volatility in oil or natural gas prices or negative expectations about future prices or volatility; changes in the regulatory framework that applies to, or of satellite bandwidth constraints on, the company's managed satellite and terrestrial communications solutions; changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired; the company's ability to attract and retain key employees, maintain reasonable relationships with unionized employees and manage escalating costs of providing employee health care; and potential tax, indemnification and other liabilities and exposures related to Exelis' spin-off of Vectrus, Inc. and Exelis' spin-off from ITT Corporation. Further information relating to these and other factors that may impact the company's results, future trends and forward-looking statements are disclosed in the company's filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
# # #
Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com
Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com
For additional information, contact Harris Corporation at webmaster@harris.com.

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HARRIS CORPORATION

Table 1
HARRIS CORPORATION
FY '16 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(Unaudited)

	Quarter Ended		Fiscal Year Ended
	July 1, 2016	July 3, 2015	July 1, 2016	July 3, 2015
	(In millions, except per share amounts)
Revenue from product sales and services	$1,904	$1,535	$7,467	$5,083
Cost of product sales and services (A)	(1,319)	(1,024)	(5,132)	(3,348)
Engineering, selling and administrative expenses (A)	(309)	(373)	(1,186)	(976)
Impairment of goodwill and other assets (A)	—	(46)	(367)	(46)
Non-operating income (loss)	10	(108)	10	(108)
Interest income	1	—	2	2
Interest expense	(44)	(51)	(183)	(130)
Income (loss) from continuing operations before income taxes	243	(67)	611	477
Income taxes	(81)	11	(266)	(143)
Income (loss) from continuing operations	162	(56)	345	334
Discontinued operations, net of income taxes	(2)	—	(21)	—
Net income (loss)	$160	$(56)	$324	$334

Net income (loss) per common share
Basic
Continuing operations	$1.30	$(0.51)	$2.77	$3.15
Discontinued operations	(0.01)	—	(0.16)	—
	$1.29	$(0.51)	$2.61	$3.15
Diluted
Continuing operations	$1.29	$(0.51)	$2.75	$3.11
Discontinued operations	(0.01)	—	(0.16)	—
	$1.28	$(0.51)	$2.59	$3.11

Cash dividends paid per common share	$0.50	$0.47	$2.00	$1.88
Basic weighted average common shares outstanding	124.1	110.3	123.8	105.7
Diluted weighted average common shares outstanding	125.3	110.3	125.0	106.8

(A) For the quarter and fiscal year ended July 3, 2015, $32 million and $14 million have been reclassified from the "Engineering, selling and administrative expenses" and "Cost of product sales and services" lines, respectively, to the "Impairment of goodwill and other assets" line to conform with current-period classification.

Table 2
HARRIS CORPORATION
FY '16 Fourth Quarter Summary
BUSINESS SEGMENT INFORMATION
(Unaudited)

	Quarter Ended		Fiscal Year Ended
	July 1, 2016	July 3, 2015	July 1, 2016	July 3, 2015
	(In millions)
Revenue
Communication Systems	$436	$554	$1,864	$1,836
Space and Intelligence Systems	529	305	1,899	1,007
Electronic Systems	381	221	1,530	584
Critical Networks	575	471	2,233	1,680
Corporate eliminations	(17)	(16)	(59)	(24)
	$1,904	$1,535	$7,467	$5,083
Income (Loss) From Continuing Operations Before Income Taxes
Segment Operating Income (Loss):
Communication Systems	$117	$168	$530	$563
Space and Intelligence Systems	83	35	294	142
Electronic Systems	70	25	277	97
Critical Networks (A)	80	10	(106)	131
Unallocated corporate expense (B)	(41)	(132)	(78)	(199)
Amortization of intangible assets from Exelis Inc. acquisition	(33)	(11)	(132)	(11)
Corporate eliminations	—	(3)	(3)	(10)
Non-operating income (loss)	10	(108)	10	(108)
Net interest expense	(43)	(51)	(181)	(128)
	$243	$(67)	$611	$477

(A) Reflects impairment of goodwill and other assets related to Harris CapRock Communications of $367 million in the fiscal year ended July 1, 2016.
(B) Reflects impact of net liability reduction of $101 million for certain post-employment benefit plans in the fiscal year ended July 1, 2016 and $135 million for costs associated with the acquisition of Exelis Inc., including transaction, integration, restructuring and other costs in the fiscal year ended July 3, 2015.

Table 3
HARRIS CORPORATION
FY '16 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Fiscal Year Ended
	July 1, 2016	July 3, 2015
	(In millions)
Operating Activities
Net income	$324	$334
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	229	233
Amortization of intangible assets from Exelis Inc. acquisition	132	11
Share-based compensation	39	37
Qualified pension plan contributions	(174)	(1)
Pension income	(26)	(7)
Net liability reduction for certain post-employment benefit plans	(101)	—
Impairment of goodwill and other assets	367	46
Gain on sales of businesses, net	(10)	(9)
Adjustment to loss on sales of businesses, net	20	—
Loss on prepayment of long-term debt	—	118
(Increase) decrease in:
Accounts receivable	192	(17)
Inventories	(28)	20
Increase (decrease) in:
Accounts payable and accrued expenses	82	39
Advance payments and unearned income	(96)	(48)
Other	(26)	98
Net cash provided by operating activities	924	854
Investing Activities
Net cash paid for acquired businesses	—	(3,186)
Cash paid for fixed income securities	(19)	—
Net additions of property, plant and equipment	(152)	(148)
Proceeds from sales of businesses, net	181	43
Proceeds from sale of discontinued operations	—	7
Adjustment to proceeds from sales of businesses, net	(11)	—
Net cash used in investing activities	(1)	(3,284)
Financing Activities
Proceeds from borrowings, net of issuance costs	61	3,683
Repayments of borrowings	(730)	(954)
Proceeds from exercises of employee stock options	44	47
Repurchases of common stock	—	(166)
Cash dividends	(252)	(198)
Other financing activities	(16)	(39)
Net cash provided by (used in) financing activities	(893)	2,373
Effect of exchange rate changes on cash and cash equivalents	(24)	(23)
Net increase (decrease) in cash and cash equivalents	6	(80)
Cash and cash equivalents, beginning of year	481	561
Cash and cash equivalents, end of year	$487	$481

Table 4
HARRIS CORPORATION
FY '16 Fourth Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEET
(Unaudited)

	July 1, 2016	July 3, 2015
	(In millions)
Assets
Cash and cash equivalents	$487	$481
Receivables	937	1,168
Inventories	964	1,015
Deferred compensation plan investments	14	267
Property, plant and equipment	1,015	1,165
Goodwill	5,975	6,348
Other intangible assets	1,542	1,775
Other assets	1,062	908
	$11,996	$13,127
Liabilities and Equity
Short-term debt	$15	$33
Accounts payable	602	581
Compensation and benefits	169	255
Advance payments and unearned income	319	433
Deferred compensation plan liabilities	8	267
Current portion of long-term debt	382	130
Liabilities of discontinued operations	30	28
Defined benefit plans	2,296	1,943
Long-term debt	4,120	5,053
Other liabilities	998	1,002
Equity	3,057	3,402
	$11,996	$13,127

HARRIS CORPORATION
FY '16 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of income (loss) from continuing operations, income (loss) from continuing operations per diluted common share, segment operating income and net cash provided by operating activities, adjusted to exclude certain costs, charges, expenses, losses or other amounts. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5
HARRIS CORPORATION
FY '16 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Income (Loss) from Continuing Operations and Income (Loss) from Continuing Operations per Diluted Common Share
(Unaudited)

	Quarter Ended		Fiscal Year Ended
	July 1, 2016		July 1, 2016
	Amount	Diluted Per Share Amount	Amount	Diluted Per Share Amount

	(In millions, except per share amounts)
GAAP income from continuing operations and related diluted earnings per share	$162	$1.29	$345	$2.75
Non-GAAP adjustments:
Impairment of goodwill and other assets	—		367
Net liability reduction for certain post-employment benefit plans	—		(101)
Gain on sale of business, net	(10)		(10)
Integration and other Exelis Inc. acquisition-related costs	24		115
Segment restructuring and other charges	7		42
Corporate restructuring and other charges	2		6
Total pre-tax adjustments	23		419
Income tax on above adjustments	(2)		(49)
Total adjustments after-tax	21	0.16	370	2.95
Non-GAAP income from continuing operations and related diluted
earnings per share	$183	$1.45	$715	$5.70

	Quarter Ended		Fiscal Year Ended
	July 3, 2015		July 3, 2015
	Amount	Diluted Per Share Amount	Amount	Diluted Per Share Amount

	(In millions, except per share amounts)
GAAP income (loss) from continuing operations and related diluted
earnings per share	$(56)	$(0.51)	$334	$3.11
Non-GAAP adjustments:
Exelis Inc. acquisition-related costs (A)	263		282
Restructuring and other charges	31		31
Total pre-tax adjustments	294		313
Income tax on above adjustments	(90)		(96)
Total adjustments after-tax	204	1.83	217	2.03
Non-GAAP income from continuing operations and related diluted
earnings per share	$148	$1.32	$551	$5.14

(A) Adjustment includes transaction, financing, integration and other costs.

Table 6
HARRIS CORPORATION
FY '16 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Free Cash Flow
(Unaudited)

Fiscal Year Ended
July 1, 2016
(In millions)
Net cash provided by operating activities	$924
Less net capital expenditures (A)	(152)
Free cash flow	$772

(A) Reflects additions of property, plant and equipment, net of proceeds from the sale of property, plant and equipment.

Table 7
HARRIS CORPORATION
FY '16 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Segment Operating Income
(Unaudited)

	Quarter Ended
	July 1, 2016
	As Reported	Adjustment (A)	Non-GAAP

	(In millions)
Segment Operating Income
Communication Systems	$117	$3	$120
Electronic Systems	70	3	73
Critical Networks	80	1	81

(A) Adjustments for restructuring and other charges.

Table 8
HARRIS CORPORATION
FY '16 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
Reconciliation of Guidance for FY '17 Income from Continuing Operations per Diluted Common Share to
FY '17 Non-GAAP Income from Continuing Operations per Diluted Common Share
(Unaudited)

2017
(Guidance)
GAAP income from continuing operations per diluted common share	$5.53 to $5.73
Estimated impact of acquisition-related items	$.17
Non-GAAP income from continuing operations per diluted common share	$5.70 to $5.90